Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES PROPOSED PRIVATE OFFERING OF SENIOR SECURED NOTES

TORONTO, April 12, 2016 – SunOpta Inc. (“SunOpta”) (Nasdaq:STKL) (TSX:SOY) announced today that its subsidiary, SunOpta Foods Inc. (“SunOpta Foods”), intends, subject to market and other conditions, to offer approximately $300 million in aggregate principal amount of senior secured second lien notes due 2023 (the “Notes”) in a private offering in the near future.

SunOpta Foods intends to use the net proceeds of the Notes offering, together with borrowings under its senior secured asset-based revolving credit facility (the “Global Credit Facility”), to repay in full the term loans outstanding under the Second Lien Loan Agreement, dated October 9, 2015, plus accrued and unpaid interest, which term loans were borrowed in connection with SunOpta’s acquisition of Sunrise Holdings (Delaware), Inc., the direct parent company of Sunrise Growers, Inc., and to pay related fees and expenses.

The Notes will be guaranteed by SunOpta and each of SunOpta’s wholly-owned U.S., Canadian and Dutch subsidiaries (other than SunOpta Foods) that is a guarantor under the Global Credit Facility. The Notes and the guarantees will be secured on a second lien basis by certain assets of SunOpta, SunOpta Foods and the guarantors.

The Notes and the related note guarantees have not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States to, or for the benefit of, U.S. persons except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes will be offered only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes will also be offered for sale in Canada on a private placement basis.

This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy securities, nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About SunOpta

SunOpta Inc. is a leading global company focused on organic, non-genetically modified (“non-GMO”) and specialty foods. The Company specializes in the sourcing, processing and packaging of organic and non-GMO food products, integrated from seed through packaged products; with a focus on strategic vertically integrated business models. The Company’s organic and non-GMO food operations revolve around value-added grain, seed, fruit and vegetable based product offerings, supported by a global sourcing and supply infrastructure.

Forward-Looking Statements

Certain statements included in this press release may be considered “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to, our ability to consummate the offering of the Notes as planned and described herein or at all. Terms and phrases such as “anticipate,” “estimate,” “intend,” “project,” “potential,” “continue,” “believe,” “expect,” “could,” “would,” “should,” “might,” “plan,” “will,” “may,” “predict,” the negatives of such terms, and words and phrases of similar impact are intended to identify these forward looking statements. Forward looking statements are based on information available to us on the date of this release and are based on estimates and assumptions made by SunOpta in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors SunOpta believes are appropriate in the circumstances. SunOpta makes no representation that reasonable business people in possession of the same information would reach the same conclusions. Whether actual timing and results will agree with expectations and predications of SunOpta is subject to many risks and uncertainties that include, but are not limited to potential volatility in the capital markets and conditions in the securities markets that are less favorable than expected, as well as other risks described from time to time under “Risk Factors” in SunOpta’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by SunOpta will be realized.

For further information, please contact:

SunOpta Inc.

Public Relations

Rob Litt, Director Global Communications

Tel: 952-893-7863

Rob.litt@sunopta.com